Derecho Storm in Iowa • On August 10, 2020, a powerful storm swept through a large portion of our Iowa jurisdiction causing more than 250,000 customers to lose power. • The storm produced sustained hurricane-force winds measured at over 100mph in areas of our service territory. • More than 2,000 people - including employees and teams from across the country and Canada - have been working day and night to restore service to impacted customers. • Restoration costs likely to exceed $100 million, a significant portion of which will be capitalized. Storm costs are not expected to change our earnings guidance of $2.34 to $2.48 per share, with a midpoint of $2.41. 21